UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2013 (September 25, 2013)

TREDEGAR CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2013, the Chairman of the Board of Directors (the “Board”)  of Tredegar Corporation (the “Company”) received a letter dated September 25, 2013 from Thomas G. Slater, Jr., a member of the Board, pursuant to which Mr. Slater resigned from the Board effective immediately. Mr. Slater was a member of the Board’s Investment Policy and Related Persons Transactions Committee at the time of his resignation.

Mr. Slater’s resignation followed a duly called Board meeting held on September 25, 2013, at which time the Board established a special committee of the Board to address matters that may arise in connection with the filing of a Schedule 13D amendment with the Securities and Exchange Commission on September 6, 2013 by John D. Gottwald, a member of the Board, and his brother William M. Gottwald, also a member of the Board.  Mr. Slater is related by marriage to John D. Gottwald.

Mr. Slater’s resignation letter is attached as Exhibit 17.1 to this Current Report and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

17.1	Letter of resignation from Thomas G. Slater, Jr. dated September 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: September 30, 2013	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

17.1	Letter of resignation from Thomas G. Slater, Jr. dated September 25, 2013.